Exhibit 3.7

LLC Operating Agreement of Grizzly Ventures LLC

THE TRANSFER OF THE LIMITED LIABILITY COMPANY INTERESTS

DESCRIBED IN THIS AGREEMENT IS RESTRICTED AS DESCRIBED HEREIN

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIZZLY VENTURES LLC

(a Delaware Limited Liability Company)

Dated as of October 24, 2008

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIZZLY VENTURES LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of October 24, 2008 (as amended, modified or restated from time to time in accordance herewith, this “Agreement”), of Grizzly Ventures LLC, a Delaware limited liability company (the “LLC”), is entered into by Grizzly Equity LLC having an office located at 1212 New York Avenue N.W., Suite 900, Washington, D.C. 20005 (together with its permitted successors and assigns, the “Member”), and Camilia M. Denny and Sabrina U. Ali, as independent non-member managers, having an office at c/o CT Corporation Staffing, Inc., 1209 Orange Street, Wilmington, DE 19801 (the “Initial Independent Managers”), and has been executed pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”).

RECITALS

WHEREAS, the LLC was formed pursuant to a Certificate of Formation of the LLC filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 2, 2006 (as the same may be amended from time to time, the “Certificate of Formation”); and

WHEREAS, the Limited Liability Company Agreement of the LLC was executed by the Member and the Initial Independent Managers effective as of March 2, 2006 (the “Initial Agreement”); and

WHEREAS, the Member believes it is desirable and in the best interests of the LLC to amend, restate and replace in its entirety the Initial Agreement with this Agreement and desires to set forth the rights and obligations of the Member.

NOW, THEREFORE, the Member and the Initial Independent Managers, intending to be legally bound, hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings for the purposes of this Agreement:

“Act” has the meaning ascribed thereto in the introductory paragraph of this Agreement, as the same is in effect from time to time, including any corresponding provision or provisions of any succeeding law.

“Affiliate” or “affiliate” means, with respect to a specified Person, (a) a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under

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common control with, the specified Person, (b) any Person that is an officer, director, partner, manager or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of ten (10%) percent or more of any class of equity securities of or otherwise has a substantial interest in, the specified Person or of which the specified Person has a substantial beneficial interest and (d) the spouse, issue or parent of the specified Person.

“Agreement” has the meaning ascribed thereto in the introductory paragraph of this Agreement. Words such as “herein,” “hereinafter,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

“Available Cash Flow” for the applicable period means the gross cash revenues and funds received by the LLC for such period from whatever source (including, without limitation, reductions in Reserves in accordance with the budget of the LLC, but excluding capital contributions and Available Cash Flow from Capital Transactions), reduced by (a) debt service and other payments on the Senior Loan as required by the Senior Loan Documents and other expenditures made by the LLC as permitted by this Agreement or as otherwise required by the Senior Loan Documents and (b) additions to Reserves.

“Available Cash Flow from Capital Transactions” for the applicable period means the gross cash revenues and funds received by the LLC for such period from Capital Transactions (including, without limitation, reductions in Reserves related to Capital Transactions in accordance with the budget of the LLC, but excluding capital contributions), reduced by (a) debt service and other payments on the Senior Loan as required by the Senior Loan Documents, and

(b)	additions to Reserves related to Capital Transactions.

“Bankruptcy Action” means, with respect to any Person, if (a) such Person makes an assignment for the benefit of creditors, (b) such Person files a voluntary petition in bankruptcy, (c) such Person is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (d) such Person consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding, (f) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties, (g) sixty (60) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, (h) within sixty (60) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within sixty (60) days after the expiration of any such stay, the appointment is not vacated, or (i) such Person taking any action in furtherance of any of the foregoing. The foregoing definition of “Bankruptcy Action” is intended to replace and shall supersede and replace the definition of “bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Business of the LLC” has the meaning ascribed thereto in Section 2.6 of this Agreement.

“Capital Transaction” means (i) a sale, condemnation or other final disposition of all or a portion of the assets of the LLC, including without limitation, the Property; (ii) a sale of easements, rights-of-way or similar interests in the assets of the LLC, including without limitation, the Property; (iii) a refinancing of all or a portion of any indebtedness secured by the assets of the LLC, including, without limitation, the Property; or (iv) the receipt of insurance proceeds (other than rental or business interruption insurance) or other damage recoveries by the LLC (or any portion thereof).

“Certificate of Formation” has the meaning ascribed thereto in the Recitals of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended or recodified from time to time (or any corresponding provision or provisions of any succeeding law) and the regulations promulgated thereunder.

“Control” (and the correlative phrases “controlling,” “controlled by” and “under common control with”) means with respect to any Person, either (i) ownership, directly or indirectly, of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

“Fiscal Year” means the taxable year of the LLC, which shall begin on January 1 and end on December 31, or such other taxable year as required by Section 706(b) of the Code.

“Grizzly Equity LLC” means Grizzly Equity LLC, a Delaware limited liability company, the sole owner and Member of the LLC as of the date of this Agreement.

“Improvements” means the buildings, structures, fixtures and other improvements now or hereafter located on the Property.

“Independent Manager” means a natural person who, for the five (5) year period prior to his or her appointment as Independent Manager has not been, and, during the continuation of his or her service as Independent Manager, is not, directly or indirectly: (a) an employee, manager, member, stockholder, partner, director, officer, attorney or counsel of the LLC or any of its Affiliates (other than his or her service as an Independent Manager or Special Member of the LLC or any of its Affiliates), (b) a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the LLC or any of its members or Affiliates (other than his or her service as an Independent Manager if such person has been provided by a nationally-recognized company that provides professional independent managers), (c) a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or (d) any member of the immediate family (including grandchildren or siblings) of a person described in clauses (a), (b) or (c) immediately above. A natural person who otherwise

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satisfies the foregoing definition shall not be disqualified from serving as an Independent Manager of the LLC because such person is an independent manager of a “single purpose entity” affiliated with the LLC that does not own a direct or indirect equity interest in the LLC or any entity that is a co-borrower with the LLC if such individual is an independent manager provided by a nationally-recognized company that provides professional independent managers. For purposes of this paragraph, a “single purpose entity” is an entity whose organizational documents contain restrictions on its activities substantially similar to those set forth in the definition of “Single Purpose Entity” in this Agreement. Each of the Initial Independent Managers is an “Independent Manager.”

“Independent Manager One” means Camilia M. Denny.

“Initial Independent Managers” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Interest” means any limited liability company interest in the LLC, as defined in the Act. The Interest of the Member is set forth on Exhibit A, attached hereto and made a part hereof by this reference.

“Lenders” means collectively, the Senior Lender and the Mezzanine Lender.

“LLC” means Grizzly Ventures LLC, a Delaware limited liability company.

“Loans” means collectively, the Senior Loan and the Mezzanine Loan.

“Loan Documents” means collectively, the Senior Loan Documents and the Mezzanine Loan Documents.

“Managing Member” has the meaning ascribed thereto in Section 4.1 of this Agreement. The Member shall be the initial Managing Member.

“Member” means Grizzly Equity LLC together with its permitted successors and assigns, each in its capacity as a member of the LLC. The term “Member” does not include any Special Members.

“Member Cessation Event” means any event that causes the Member to cease to be a member of the LLC other than upon continuation of the LLC without dissolution upon (a) an assignment by the Member of its Interests and the admission of the transferee as a member if permitted pursuant to this Agreement and the Loan Documents, or (b) the resignation of the Member and the prior or simultaneous admission of an additional member of the LLC, if permitted pursuant to Section 4.7 of this Agreement and the Loan Documents.

“Mezzanine Lender” means the holder of a Mezzanine Loan.

“Mezzanine Loan” means loan(s) made by a lender from time to time to the Member, which loan(s) are permitted under the Senior Loan Agreement, and are or will be secured by, among other things, a pledge of the Member’s limited liability company interests in the LLC.

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“Mezzanine Loan Documents” means, collectively, any loan agreement, note, pledge agreement or other documents or instruments executed in connection with the Mezzanine Loan, and any replacement, renewal, modification or extension thereof.

“Officer” and “Officers” have the meanings ascribed thereto in Section 4.4 of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

“Principal” means the individual(s) who is (are) in Control of any Member.

“Property” means the parcel of real property and Improvements thereon commonly known as Ashburn Corporate Center Building Four in Ashburn Corporate Center, located at 44480 Hastings Drive, Ashburn, Virginia, together with all the rights pertaining to such real property and Improvements, and all other tangible and intangible property related thereto.

“Rating Agency” means any nationally-recognized rating agency rating any certificate, note, participation or security evidencing an ownership interest in or secured by the Loans.

“Reserves” means funds set aside by the Managing Member from capital contributions to the LLC or gross reserves of the LLC as reserves in amounts determined by the Managing Member in accordance with the budget of the LLC or as otherwise permitted by this Agreement, to be necessary or prudent for future costs, expenses and payments not likely to be covered out of any other account of the LLC, including, without limitation, possible (a) additional capital contributions and (b) equity retirement.

“Secretary of State” has the meaning ascribed thereto in the Recitals of this Agreement.

“Senior Lender” means, collectively, the lenders now and hereafter a party to the Senior Loan Agreement, and KeyBank National Association, as agent for such lenders, or such other holders of the Senior Loan from time to time, and its successors and assigns.

“Senior Loan” means the loan(s) made by the Senior Lender to the LLC pursuant to the Senior Loan Agreement, and any replacement, renewal, restatement, modification or extension thereof, which loan(s) are or will be secured by, among other things, a deed of trust on the Property.

“Senior Loan Agreement” means the Credit Agreement dated as of                     , 2008 by and between the Senior Lender, the LLC as borrower, and any other Person now or hereafter a party thereto and any replacement, renewal, restatement, modification or extension thereof.

“Senior Loan Documents” means collectively, the Senior Loan Agreement and any note, mortgage, deed of trust or deed to secure debt, assignment of leases and rents and any other loan document or instrument executed in connection therewith or pursuant thereto, and any replacement, renewal, modification or extension thereof.

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“Single Purpose Entity” means a Person, other than an individual, that (a) is formed or organized solely for the purposes set forth in Section 2.6 hereof, (b) does not engage in any business unrelated to such purposes, (c) does not have any material assets other than the Property, such incidental personal property as may be necessary in connection therewith, or as otherwise permitted under the Loan Documents, (d) is subject to all of the limitations on powers set forth in the organizational documents of the LLC, (e) at all times complies with the covenants set forth in Sections 2.6, 2.7, 4.5, 4.6, 4.7, 6.6 and 6.7 hereof and (f) is at all times a single member limited liability company.

“Special Member” means, upon such Person’s admission to the LLC as a member of the LLC pursuant to Section 6.6 hereof, a Person acting as an Independent Manager of the LLC. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transfer” means, with respect to any Interest, and when used as a verb, to sell or assign such Interest, and, when used as a noun, shall have a meaning that correlates to the foregoing.

“Transferee” means an assignee or transferee of an Interest.

“Transferor” means the Person making a Transfer.

ARTICLE 2

THE LLC AND ITS BUSINESS

2.1 Amendment and Restatement of Initial Agreement; Formation of the LLC.

(a) This Agreement shall constitute the sole limited liability company agreement of the LLC. The Initial Agreement is hereby amended, restated, and replaced in its entirety by this Agreement and shall no longer be of any force or effect.

(b) Gavin P. Klein was initially designated as an “authorized person” within the meaning of the Act and (a) caused the LLC to be formed pursuant to the provisions of the Act by executing and delivering the Certificate of Formation to the Secretary of State in accordance with and pursuant to the Act, and (b) delivered and filed the certificate necessary for the LLC to be qualified to do business in the Commonwealth of Virginia. The Company and Member hereby ratify all such filings with the Secretary of State. Upon the filing of the Certificates listed in the foregoing sentence, his powers as an “authorized person” ceased, and the Managing Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Managing Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in any other jurisdiction in which the LLC may wish to conduct business. The Managing Member shall take such other actions as may from time to time be necessary or appropriate under the laws of the State of Delaware with respect to the formation, operation and continued good standing of the LLC as a limited liability company. The rights and liabilities of the Managing Member, the management of the affairs of the LLC and the conduct of the Business of the LLC shall be as provided in the Act, except as herein otherwise expressly provided. The existence of the LLC as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act. For purposes of federal and state income taxation, the Member intends the LLC to be disregarded as an entity separate from its owner under Treasury Regulation Sections 301.7701-1, 301.7701-2 and 301.7701-3.

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2.2 Name. The name of the LLC is Grizzly Ventures LLC. The Managing Member shall operate the Business of the LLC under such name or, so long as the provisions relating to the LLC as a Single Purpose Entity are not violated, use such other or additional names as the Managing Member may deem necessary or appropriate provided that (a) no such name shall contain the name of any Principal of any Member, or any similar name or variation thereof (b) the Managing Member shall have reasonably determined, before use of any such name, that the LLC is entitled to use such name and will not by reason of such use infringe upon any rights of any other Person, or violate any applicable laws or governmental regulations and (c) the Managing Member shall register such name under assumed or fictitious name statutes or similar laws of the states in which the LLC operates.

2.3 Principal Office. The LLC shall maintain its principal place of business at c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, N.W., Suite 900, Washington, D.C. 20005, or at such other place as the Managing Member may determine from time to time.

2.4 Registered Office and Registered Agent. The LLC’s initial registered offices shall be at the office of its registered agent, The Corporation Trust Company, having an office at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State pursuant to the Act.

2.5 Period of Duration. The LLC commenced on the date of filing of the Certificate of Formation with the Secretary of State and shall continue to exist as a separate legal entity until the cancellation of the Certificate of Formation as provided in the Act.

2.6 Business and Purpose of the LLC.

(a) Notwithstanding anything to the contrary in this Agreement or the Loan Documents, the sole business purpose of the LLC (the “Business of the LLC”) is solely:

(i) to acquire, own, develop, renovate, operate, lease and manage the Property, and perform the obligations of the LLC related thereto;

(ii) to mortgage, encumber, pledge, refinance, sell and dispose of the Property to the extent permitted under the Loan Documents;

(iii) without limiting the generality of the provisions of the preceding clause (ii), to obtain the Senior Loan, to enter into the related Senior Loan Documents and to perform its obligations thereunder, as well execute and deliver such documents, instruments and agreements related to the Mezzanine Loan with respect thereto and to perform its obligations thereunder; and

(iv) in furtherance of the foregoing business purpose, to exercise all of the powers now or hereafter conferred under the Act that are incidental, necessary or appropriate to accomplish the foregoing, including, without limitation, contracting for necessary or desirable services of attorneys, accountants and other professionals.

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(b) The LLC is hereby authorized to execute, deliver and perform, and the Managing Member and/or any Officer on behalf of the LLC is hereby authorized to execute and deliver, the Senior Loan Agreement and the Senior Loan Documents with respect thereto, and to perform its obligations thereunder, as well execute and deliver such documents, instruments and agreements related to the Mezzanine Loan with respect thereto and to perform its obligations thereunder, and any documents executed in connection with the acquisition, ownership and/or construction of the Property and all other documents, agreements, deeds of trust, mortgages, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, any Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Managing Member or any Officer to enter into other agreements on behalf of the LLC.

2.7 Single Purpose Entity. The LLC is intended to be a Single Purpose Entity. In furtherance thereof and notwithstanding anything to the contrary set forth herein, except as otherwise required or not prohibited by any of the Loan Documents, for so long as any indebtedness remains outstanding under any of the Loans, the LLC shall, and the Managing Member shall cause the LLC to:

(a) to the fullest extent permitted by law, continue to be a duly formed and validly existing single member limited liability company under the laws of the State of Delaware and otherwise comply with the criteria for a Single Purpose Entity;

(b) comply with the provisions of its organizational documents and the laws of the State of Delaware relating to single member limited liability companies;

(c) observe all customary formalities regarding its limited liability company existence;

(d) maintain a sufficient number of employees in light of its contemplated business operations;

(e) file its own tax returns separate from those of any other person unless it is a tax disregarded entity not required to file tax returns under applicable law;

(f) accurately maintain as official records its own separate financial statements, accounting records and other operating documents, bank accounts and books separate from those of the Member, all Affiliates of the Member and any other Person and not have its assets listed on the financial statement of any other entity, provided, however, that the LLC’s assets may be included on the consolidated financial statements of its Affiliates if such consolidated financial statements shall indicate that the assets of the LLC are separate from any other Person and are not available to the creditors of any other Person;

(g) not commingle its assets or funds with those of the Member, any Affiliates of the Member or any other Person and hold all of its assets in its own name;

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(h) conduct the Business of the LLC in its own name;

(i) pay its own liabilities out of its own funds, including, without limitation, salaries of its employees, and overhead expenses from its own separate assets as the same shall become due; provided, however, the foregoing shall not require the Member to make additional capital contributions to the LLC;

(j) identify itself in all dealings with the public under its own name and as a separate and distinct legal entity, and not as a division or a part of the Member or any Affiliate of the Member or any other Person, and not identify the Member or any Affiliate of the Member or any other Person as being a division or part of the LLC and correct any known misunderstanding regarding the foregoing;

(k) have and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations provided, however, the foregoing shall not require the Member to make additional capital contributions to the LLC;

(1) be and remain solvent and pay its debts from its own assets and funds as the same shall become due provided, however, the foregoing shall not require the Member to make additional capital contributions to the LLC;

(m) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets from those of any other Person;

(n) hold member meetings, as appropriate, to conduct the Business of the LLC;

(o) not (i) assume or guarantee the liabilities of the Member (or any predecessor entity), any Affiliates of the Member, or any other Person, (ii) acquire the obligations or securities of the Member (or any predecessor entity), or any Affiliate of the Member, or any other Person, (iii) make loans or advances to or buy or hold evidences of indebtedness issued by the Member (or any predecessor entity), or any Affiliate of the Member, or any other Person, (iv) hold out its credit as being available to satisfy the obligations of any other Person, or (v) pledge or otherwise grant consensual liens on its assets for the benefit of any other Person other than the Senior Lender;

(p) not enter into any contract, or agreement or be a party to any transaction with any Affiliate of the LLC, the Member (or any predecessor entity) or any Affiliate of the Member or any constituent party of the Member except in the ordinary course of business of the LLC on terms and conditions which are intrinsically fair and substantially similar to those that would be obtained in a comparable arm’s-length transaction with an unrelated third party, and allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including payment for office space and services performed by any employee of any Affiliate;

(q) use and maintain separate stationery, internet address, invoices and checks bearing its own name;

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(r) not sell or lease or otherwise dispose of all or substantially all of the assets of the LLC or engage in any sale of assets outside the ordinary course of the Business of the LLC;

(s) not incur any additional indebtedness, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than customary unsecured trade payables and operational debt incurred in the ordinary course of the LLC’s business; provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the outstanding principal amount of the Senior Loan and are paid within sixty (60) days of the date incurred;

(t) to the fullest extent permitted by law, not seek or effect the liquidation, dissolution, winding up, consolidation, asset sale, or merger, in whole or in part, of the LLC;

(u) not form, acquire or hold any subsidiary or own any equity interest in any other entity or control the decisions with respect to the daily affairs of any other Person;

(v) not modify, amend, override or repeal the definition of “Independent Manager,” “Single Purpose Entity,” “Bankruptcy Action,” or this Section 2.7 or any of Sections 2.6, 2.8, 3.4, 4.3.5, 4.5, 4.6, 4.7, 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 8.2 or 8.4 of this Agreement, without the prior written consent of the Senior Lender;

(w) to the extent consistent with applicable law, including Section 18-1101(c) of the Act, when acting on matters subject to the vote of the members of the LLC, the members shall take into account the interests of the LLC’s creditors as well as those of its members;

(x) comply with any other “single purpose entity” provisions set forth in the Senior Loan Agreement; and

(y) except as specifically provided in the Loan Documents, permit any person to guarantee or become obligated for the debts of the LLC.

The failure of the LLC, the Member or, if different from the Member, the Managing Member on behalf of the LLC, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the LLC as a separate legal entity or the limited liability of the Member, Managing Member (if different from the Member), or the Independent Managers.

2.8 Independent Managers. The Managing Member shall cause the LLC at all times to have at least two (2) Independent Managers appointed by the Managing Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Managers shall consider only the interests of the LLC and its respective creditors in acting or otherwise voting on the matters in connection with this Agreement. No Independent Manager shall, with regard to any action to be taken under or in connection with this Agreement, owe a fiduciary duty or other obligation to the Member nor to any successor member (except as may be specifically required by the statutory law of the applicable jurisdiction) and every member, including each successor member, shall consent to the foregoing by virtue of such member’s acquisition of a limited liability company interest in the LLC, no further act or deed of any

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member being required to evidence such consent. An Independent Manager may be removed and a vacancy in the position of Independent Manager will be filled as soon as practicable as determined by the Managing Member. No appointment of successor Independent Managers shall be effective until such successors (a) shall have accepted their appointment as Independent Managers by a written instrument (other than the Initial Independent Managers, who, by their execution hereof, have accepted such appointment) and (b) shall have executed a counterpart of this Agreement. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Sections 4.5 and 6.6 of this Agreement. Except as provided in the second and third sentences of this Section 2.8, in exercising their rights and performing their duties under this Agreement, all Independent Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Managers shall at any time serve as trustee in bankruptcy for any Affiliate of the LLC. Each Independent Manager is hereby designated a “manager” of the LLC within the meaning of Section 18-101(10) of the Act.

ARTICLE 3

INITIAL CAPITAL CONTRIBUTION; DISTRIBUTIONS

3.1 Name and Address of the Member. The name of the Member is Grizzly Equity LLC, having an office at c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, N.W., Suite 900, Washington, D.C. 20005 or at such other place as the Member may determine from time to time. The Member was admitted to the LLC as a member of the LLC upon its execution of the Initial Agreement and is, as of the date of this Agreement, the sole member of the LLC. Notwithstanding anything to the contrary contained herein, but subject to Sections 4.7, 6.2 and 6.6 hereof, no additional member shall be admitted to the LLC without the written consent of the Member.

3.2 Contributions. The Member has made the capital contributions as reflected on the books and records of the LLC as of the date hereof. The Member shall make such additional capital contributions as the Member deems appropriate in its sole discretion. Pursuant to Section 6.6, the Special Member shall not be obligated to make any capital contribution to the LLC.

3.3 Liability of the Member and Its Affiliates. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC. Neither the Member nor any Affiliate of the Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being the Member or an Affiliate of the Member.

3.4 Distributions of Available Cash Flow. One hundred percent (100%) of the Available Cash Flow and the Available Cash Flow from Capital Transactions shall be distributed by the LLC to the Member upon receipt. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not be required to make a distribution to the Member on account of its Interest in the LLC if such distribution would violate Section 18-607 of the Act or any other applicable law or any Loan Document.

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3.5 Other Ventures. The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the LLC) of every kind and description, independently or with others. The LLC shall not have any rights in or to such independent ventures or the income or profits derived therefrom by virtue of this Agreement.

ARTICLE 4

MANAGEMENT

4.1 Management by the Managing Member and/or the Officers. Subject to the limitations contained in Sections 4.5 and 4.6, the business, affairs and management of the LLC, including its policies and administration, shall be vested in a managing member (the “Managing Member”), provided, however, for so long as any indebtedness remains outstanding under any of the Loans, the Member shall be the Managing Member. The Business of the LLC shall be managed by the Managing Member and/or such Officers as the Managing Member may, from time to time, appoint in accordance with Section 4.4 of this Agreement. The Managing Member and each of the Officers is an agent of the LLC for the purpose of its business including, without limitation, acquiring, owning, managing, financing, encumbering, refinancing and selling all or any portion of the Property, and for the purpose of the execution in the name of the LLC of any instrument, if applicable, and any other document, certificate, affidavit or the like required or desirable in connection with the Business of the LLC. The Managing Member’s and each Officer’s acts bind the LLC, unless such act is in contravention of the Certificate of Formation or this Agreement. Every contract, deed, mortgage, deed of trust, deed to secure debt, pledge, lease and other credit agreement or instrument executed by the Managing Member and/or any Officer shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the LLC was in existence, (b) neither this Agreement nor the Certificate of Formation had been amended in any manner so as to restrict the delegation of authority to the Managing Member or such Officer and (c) the execution and delivery of such instrument was duly authorized by the LLC. Any Person may always rely on a certificate addressed to such Person and signed by the Managing Member and/or any Officer hereunder: (i) setting forth the name of the Managing Member or the Officers hereunder, (ii) as to the existence or non-existence of any fact which constitutes a condition precedent to acts by the Managing Member or any Officer or in any other manner germane to the affairs of the LLC, (iii) setting forth the Persons who are authorized to execute and deliver any instrument or document on behalf of the LLC, (iv) certifying as to the authenticity of any copy of the Certificate of Formation, this Agreement, any amendments thereto and hereto and any other document relating to the conduct of the affairs of the LLC, or (v) as to any action taken or not taken by the LLC or as to any other matter whatsoever involving the LLC, the Managing Member or any Officer. Neither the Managing Member nor any Officer shall have authority to perform any act in respect of the LLC in violation of any applicable laws or regulations.

4.2 Expenses. The LLC shall pay all of its own operating, overhead and administrative expenses of every kind, and the Managing Member shall be reimbursed for all costs and expenses it may have incurred or may hereafter incur on behalf of the LLC.

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4.3 Liability of the Member, Managing Member and Officers; Indemnification.

4.3.1 To the fullest extent permitted pursuant to applicable law, neither the Member nor the Managing Member nor the Independent Managers nor any Special Member nor any Officer shall be liable to the LLC for any loss or damages (of whatever kind or nature) resulting from errors in judgment or for any acts or omissions of the Member, the Managing Member, the Independent Managers, any Special Member or such Officer.

4.3.2 To the fullest extent permitted pursuant to applicable law, the LLC, its receiver or its trustee (but not the Member personally), shall indemnify and defend the Member, the Managing Member, the Independent Managers, the Special Members and each Officer (collectively, the “Indemnities” and each, an “Indemnitee”) against and hold them harmless from any and all losses and shall indemnify and defend each Indemnitee against and hold them harmless from any and all losses, judgments, costs, damages, liabilities, fines, claims and expenses (including, without limitation, reasonable attorneys’ fees and court costs, which shall be paid by the indemnitor(s) as incurred) that may be made or imposed upon such Persons and any amounts paid in settlement by reason of any errors in judgment or any act or omission of the Person(s) entitled to indemnification hereunder. The foregoing right of indemnification shall be in addition to any rights to which each Indemnitee may otherwise be entitled and shall inure to the benefit of the successors or assigns of each Indemnitee.

4.3.3 To the fullest extent permitted pursuant to applicable law, but subject to the standards set forth in Sections 4.3.1 and 4.3.2, the LLC shall pay the expenses incurred by each Indemnitee in defending a civil or criminal action, suit or proceeding. Any right of indemnity granted under this Section 4.3.3 hereof may be satisfied only out of the assets of the LLC and no Indemnitee shall be personally liable with respect to any such claim for indemnification.

4.3.4 The Managing Member shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each other Indemnitee, and any employees and other agents of the LLC against any liability incurred by them in their capacities as such, whether or not the LLC has the power to indemnify them against such liability.

4.3.5 Notwithstanding anything to the contrary contained herein, the LLC’s obligation to indemnify any party hereunder shall, for so long as there remains outstanding any indebtedness under any of the Loans, be fully subordinated to the Loans and, to the fullest extent permitted by law, shall not constitute a claim against the LLC in the event that Available Cash Flow and/or Available Cash Flow from Capital Transactions is insufficient to pay such obligation.

4.4 Officers of the LLC. The Managing Member may designate one or more individuals as officers of the LLC (collectively, the “Officers” and each, an “Officer”), who may but need not have titles, and shall, subject to Section 4.6, exercise and perform such powers and duties as shall be assigned to them from time to time by the Managing Member. Any Officer may be removed by the decision of the Member or the Managing Member at any time, with or without cause. Each Officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. Except as otherwise required or not prohibited by the Loan Documents, for so long as any indebtedness remains outstanding under any of the Loans, no Officer shall be entitled to any fee, salary or other compensation. So long as any Person is an Officer of the LLC, he or she shall devote such time, attention and energies as may be necessary in his or her judgment to perform his or her duties hereunder. To the extent appointed by the Managing Member, the Officers shall be as follows:

(a) President. The President of the LLC shall be the chief executive officer of the LLC and, in such capacity, shall have general supervision, direction and control of the business and affairs of the LLC.

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(b) Vice President. The Vice President of the LLC shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the LLC as from time to time may be assigned to him by the President or the Managing Member.

(c) Secretary. The Secretary of the LLC shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the LLC, as from time to time may be assigned to him by the President, the Vice President or the Managing Member.

4.5 Actions Requiring Unanimous Consent. Notwithstanding anything to the contrary contained in this Agreement or any provision of law that otherwise so empowers the LLC, the Member, the Managing Member, any Officer or any other Person, for so long as any indebtedness remains outstanding under any of the Loans, neither the Member, the Managing Member nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the LLC, without the prior unanimous written consent and approval of the Managing Member and all of the Independent Managers, to take any of the following actions with respect to the LLC provided, however, that the Managing Member may not vote on, or authorize the taking of, any such action with respect to the LLC unless there are at least two (2) Independent Managers then serving in such capacity:

(a) a Bankruptcy Action;

(b) to the fullest extent permitted by law, dissolve, liquidate, consolidate, merge or sell all or substantially all of the LLC’s assets; or

(c) amend the Certificate of Formation or the limited liability company agreement of the LLC.

4.6 Specific Limitations on Actions of Member, Managing Member and/or the Officers. Notwithstanding anything to the contrary contained in this Agreement, for so long as any indebtedness remains outstanding under any of the Loans, unless the applicable Lender expressly consents thereto in writing and, after a securitization of any of the Loans, if applicable, receives confirmation from each applicable Rating Agency in connection with any securitization of any of the Loans that such actions will not result in the qualification, withdrawal or downgrade of any securities rating of the applicable Loan, neither the Member, the LLC, Managing Member, nor any Officer shall permit, consent to or cause the LLC to:

(a) except as may otherwise be provided under the Loan Documents, incur or assume or guaranty any indebtedness or obligations other than unsecured trade payables and operational debt incurred in the ordinary course of the LLC’s business, as provided in and subject to the applicable terms and provisions of the Loan Documents;

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(b) except as may otherwise be required by applicable law, voluntarily dissolve (to the fullest extent permitted by law), terminate or liquidate, or engage in any dissolution (to the fullest extent permitted by law), termination, liquidation or winding up in whole or in part, or consolidate or merge with or into any Person, mortgage, encumber, pledge, transfer or otherwise dispose of the LLC’s assets or ownership interests (except for de minimis transfers made in the ordinary course of business), or change the LLC’s legal structure;

(c) amend or modify or cause to be amended or modified in any material respect this Section 4.6 or any of those provisions of this Agreement relating to the status of the LLC as a Single Purpose Entity or the requirement that the LLC have two (2) Independent Managers or the actions to be taken thereby, or change the business purpose of the LLC;

(d) except as may otherwise be provided under the Loan Documents, transfer any direct or indirect legal or beneficial interest in the LLC without complying with the applicable provisions of all of the Loan Documents;

(e) engage, directly or indirectly, in any business other than the Business of the LLC;

(f) cause any limited liability company interest in the LLC to be dealt with or traded on any securities exchanges or in any securities markets; or

(g) elect to have the limited liability company interests of the LLC to be treated as a “security” under or governed by Article 8 of the Uniform Commercial Code.

4.7 Resignation of the Member. Except as otherwise required or not prohibited by any of the Loan Documents, for so long as any indebtedness remains outstanding under any of the Loans, unless the Lenders expressly consent thereto in writing, the Member shall not withdraw as a member of the LLC, and if the Member is permitted to resign pursuant to this Section 4.7, an additional member of the LLC shall be admitted to the LLC, as permitted under the Loan Documents, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement; which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the LLC.

ARTICLE 5

BOOKS AND RECORDS

5.1 Books of Account. Complete books of account for the LLC shall be kept by the Managing Member at the principal office of the LLC, or at such other office as the Managing Member may designate.

5.2 Bank Accounts. The LLC may maintain one or more bank accounts for such funds of the LLC as the Managing Member shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Managing Member shall determine.

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5.3 Fiscal Year. The Fiscal Year of the LLC shall begin on January 1 and end on December 31, or such other taxable year, as required by Section 706(b) of the Code.

5.4 Title to Assets. Title to, and all right and interest in and to, the LLC’s assets shall be acquired in the name of and held by the LLC, or if acquired in any other name, held for the benefit of the LLC.

ARTICLE 6

DISSOLUTION AND TERMINATION

6.1 Dissolution. The LLC shall be dissolved, and its affairs shall be wound up, upon the occurrence of any of the following events:

(a) the termination of the legal existence of the last remaining member of the LLC or the occurrence of any other event which terminates the continued membership of the last remaining member of the LLC in the LLC unless the LLC is continued in a manner permitted by this Agreement or the Act; or

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c) Subject to Section 4.6 hereof, the completion of the sale of all or substantially all of the assets of the LLC.

6.2 Personal Representative. Upon the occurrence of any event that causes the last remaining member of the LLC to cease to be a member or that causes the Member to cease to be a member of the LLC (other than upon continuation of the LLC without dissolution upon the resignation of the Member and the prior or simultaneous admission of an additional member pursuant to Section 4.7 or the assignment by the Member of its Interest and the prior or simultaneous admission of the Transferee as a Member of the LLC) to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the LLC, agree in writing (a) to continue the LLC and (b) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the LLC, effective as of the occurrence of the event that terminated the continued membership of the last remaining member or the Member of the LLC in the LLC.

6.3 Bankruptcy of Member. Notwithstanding any other provision of this Agreement, a Bankruptcy Action by or with respect to the Member or a Special Member shall not cause the Member or such Special Member to cease to be a member of the LLC, and upon the occurrence of such an event, the LLC shall continue without dissolution.

6.4 Waiver of Dissolution. Notwithstanding any other provision of this Agreement, the Member and each Special Member waives any right it might have to agree in writing to dissolve the LLC upon a Bankruptcy Action by or with respect to the Member or a Special Member, or the occurrence of an event that causes any Member or a Special Member to cease to be a member of the LLC.

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6.5 Termination. In the event of dissolution, the LLC shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the LLC in an orderly manner), and the assets of the LLC shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. The LLC shall terminate when (a) all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Member in the manner provided for in this Agreement and (b) the Certificate of Formation shall have been cancelled in the manner required by the Act.

6.6 Admission of Independent Manager as a Special Member of the LLC. For so long as any indebtedness remains outstanding under any of the Loans, upon the occurrence of any Member Cessation Event Independent Manager One shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the LLC as a Special Member and shall continue the LLC without dissolution. If, at the time of a Member Cessation Event, Independent Manager One has died or is otherwise no longer able to step into the role of Special Member, then, in such event, the other Independent Manager shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the LLC as a Special Member and shall continue the LLC without dissolution. The Special Member may not resign from the LLC or transfer its rights as a Special Member unless (a) a successor Special Member has been admitted to the LLC as Special Member by executing a counterpart to this Agreement and (b) such successor has also accepted its appointment as Independent Manager pursuant to Section 2.8 hereof, provided, however, that the Special Member shall automatically cease to be a member of the LLC upon the admission to the LLC of a substitute Member. The Special Member shall be a member of the LLC that has no interest in the profits, losses and capital of the LLC and has no right to receive any distributions of any LLC assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the LLC and shall not receive an Interest. A Special Member, in its capacity as a Special Member, may not bind the LLC. Except as explicitly provided or required by any mandatory provision of the Act, the Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action, by, or matter relating to, the LLC, including, without limitation, the merger, consolidation or conversion of the LLC. In order to implement the admission to the LLC of the Special Member, each Person acting as an Independent Manager pursuant to Section 2.8 hereof shall, prior to its admission to the LLC as a Special Member, execute a counterpart to this Agreement. Prior to its admission to the LLC as Special Member, each Person acting as an Independent Manager pursuant to Section 2.8 hereof shall not be a member of the LLC. By signing this Agreement, each Independent Manager agrees that, should the Independent Manager become the Special Manager, the Independent Manager will be subject to and bound by the provisions of this Agreement applicable to the Special Member.

6.7 Restrictions on Interest of Member in the LLC. The Member shall not have any interest in any specific assets of the LLC. The interest of the Member in the LLC is personal property.

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ARTICLE 7

TRANSFERS OF INTERESTS

7.1 Transfers of Interests. Subject to the restrictions of the Loan Documents and this Agreement, the Transferee of any Interests shall be admitted to the LLC as a substitute member of the LLC on the effective date of such Transfer upon (i) such Transferee’s written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Interests, and (ii) the recording of the Transfer of Interests and the Transferee’s name as a substitute member on the books and records of the LLC. Any Transfer of any Interests pursuant to this Section 7.1 shall be effective as of the registration of the Transfer of Interests in the books and records of the LLC and a Transferor of all its Interest shall not cease to be a member of the LLC until the Transferee is admitted to the LLC as a member of the LLC.

ARTICLE 8

MISCELLANEOUS

8.1 Severability. If any of the provisions of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

8.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of said state.

8.3 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date set forth in the introductory paragraph of this Agreement.

8.4 Third Parties. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the LLC or any creditor of the Member other than the Lenders. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including without limitation, the provisions of Section 2.7, constitutes the legal, valid and binding agreement of the Member, and such provisions are enforceable against the Member by the Independent Managers, in accordance with their terms. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, provided, however, that (a) the Lenders are intended third party beneficiaries with respect to (i) the provisions set forth in Sections 2.6, 2.7, 2.8, 3.4, 4.3, 4.5, 4.6, 4.7, 6.2, 6.3, 6.4, 6.6 and 6.7 of this Agreement and (ii) the definitions of “Single Purpose Entity,” “Independent Manager” and “Bankruptcy Action” and (b) the Independent Managers are intended beneficiaries of this Agreement.

8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Liability Company Agreement effective as of the day and year set forth above.

SOLE MEMBER:

GRIZZLY EQUITY LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its Managing Member

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its General Partner

	By:	/s/ Lammot J. du Pont
	Name:	Lammot J. du Pont
	Title:	Executive Chairman of the Board

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INDEPENDENT MANAGER ONE/SPECIAL MEMBER:

/s/ Camilia M. Denny
Camilia M. Denny

INDEPENDENT MANAGER/SPECIAL MEMBER:

/s/ Sabrina U. Ali
Sabrina U. Ali

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EXHIBIT A

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIZZLY VENTURES LLC

(as of October     , 2008)

MEMBER	CAPITAL CONTRIBUTION	INTEREST
Grizzly Equity LLC 1212 New York Avenue, NW Suite 900 Washington, DC 20005		100%
TOTAL		100%

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FIRST AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIZZLY VENTURES LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GRIZZLY VENTURES LLC (this “Amendment”) is made effective as of the 16th day of December, 2009 (the “Effective Date”), by GRIZZLY EQUITY LLC, a Delaware limited liability company (“Member”), the sole Member and Managing Member of Grizzly Ventures LLC, a Delaware limited liability company (the “LLC”), and WILLIAM C. DIAMOND and JERRY DANIEL as independent non-member managers, having an office at c/o CT Corporation Staffing, Inc., 1209 Orange Street, Wilmington, DE 19801 (the “Independent Managers”).

WHEREAS, the LLC was formed pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on March 2, 2006 (as amended from time to time, the “Certificate of Formation”); and

WHEREAS, the Amended and Restated Limited Liability Company Agreement of the LLC was executed by Member and Camilla M. Denny (“Denny”) and Sabrina U. Ali (“Ali”) as independent non-member managers, effective October 24, 2008 (the “LLC Agreement”); and

WHEREAS, effective as of January 31, 2009, the LLC removed Denny and Ali as the Independent Managers and appointed William C. Diamond and Jerry Daniel as the successor Independent Managers, pursuant to and in accordance with the terms set forth in Section 2.8 of the LLC Agreement; and

WHEREAS, LLC is the “Borrower”, and DuPont Fabros Technology, L.P., a Maryland partnership (“DFTLP”) is the “Guarantor” under the Senior Loan Agreement; and

WHEREAS, DFTLP desires to issue unsecured notes in the maximum principal face amount of up to $550,000,000.00, and LLC desires to guarantee the obligations of DFTLP with respect thereto, and in connection therewith, the LLC, DFTLP and Senior Lender have executed an amendment (the “Second Amendment”) to the Senior Loan Agreement and Senior Loan Documents that permits the foregoing; and

WHEREAS, Section 4(i) of the Second Amendment permits the LLC to modify Section 2.7 of the LLC Agreement consistent with the terms of the Second Amendment, provided KeyBank National Association, a national banking association, as administrative agent for the Senior Lenders (the “Agent”) has given its prior written approval thereof; and

WHEREAS, Member desires to amend the LLC Agreement to acknowledge the Second Amendment and modify certain other provisions of the LLC Agreement on terms that are consistent with the terms of the Second Amendment.

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NOW, THEREFORE, the Member and the Independent Managers, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated as if set forth in full herein.

2. Definitions. All capitalized terms set forth in this Amendment but not otherwise expressly defined herein shall have the meanings ascribed to such terms in the LLC Agreement, which LLC Agreement is incorporated herein by this reference.

3. Amendments to LLC Agreement. The LLC Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the LLC Agreement:

““DFTLP” means DuPont Fabros Technology, L.P., a Maryland limited partnership.”

““DFTLP Notes” The senior unsecured notes of DFTLP contemplated by and described in Paragraph 4 of the Second Amendment to Senior Loan Agreement, as the same may be amended from time to time as permitted pursuant to the Second Amendment to Senior Loan Agreement. The terms and amount of the DFTLP Notes and any amendments thereto are subject to the terms, provisions and limitations in the Second Amendment to Senior Loan Agreement.”

““Indenture” means the Indenture between DFTLP, the indenture trustee and the other parties thereto relating to the DFTLP Notes, as the same may be amended from time to time as permitted pursuant to the Second Amendment.”

““DFTLP Guarantee” means the unsecured guarantee of the DFTLP Notes made by the LLC as contemplated by and described in Paragraph 4 of the Second Amendment to Senior Loan Agreement, as the same may be amended from time to time as permitted pursuant to the Second Amendment to Senior Loan Agreement. The terms and amount of the DFTLP Guarantee and any amendments thereto are subject to the terms, provisions and limitations in the Second Amendment to Senior Loan Agreement.”

““Second Amendment to Senior Loan Agreement” means that certain Second Amendment to Credit Agreement and other Loan Documents dated as of December 3, 2009, by and among the LLC, DFTLP, Tarantula Ventures LLC and Senior Lender.”

(b) The definition of “Independent Manager One” is hereby deleted in its entirety and substituted in lieu thereof is the following:

““Independent Manager One” means William C. Diamond.”

(c) The definition of “Initial Independent Managers” is hereby deleted in its entirety and substituted in lieu thereof is the following:

““Initial Independent Managers” shall mean William C. Diamond and Jerry Daniel.”

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(d) The following sentence shall be added at the end of the definition of “Mezzanine Loan”:

“For the avoidance of doubt, no such loan(s) shall be allowed unless they have been first approved by Senior Lender pursuant to the terms of the Senior Loan Agreement.”

(e) Section 2.6(a) of the LLC Agreement is hereby amended as follows: the existing subsection (iv) shall be renumbered as subsection “(v)”, and the following new subsection (iv) shall be inserted after subsection (iii):

“(iv) to guarantee indebtedness of DFTLP, to the extent permitted by Section 2.7 hereof; and”

(f) Section 2.7 of the LLC Agreement is hereby amended as follows:

(i) The second sentence in the introductory paragraph is deleted in its entirety, and the following sentence is inserted in lieu thereof: “In furtherance thereof and notwithstanding anything to the contrary set forth herein, except as otherwise required, expressly permitted or not prohibited by any of the Loan Documents, for so long as any indebtedness remains outstanding under any of the Loans, the LLC shall, and the Managing Member shall cause the LLC to:”

(ii) Subsection (o) is hereby deleted in its entirety, and substituted in lieu thereof is the following:

“(o) not (i) assume or guarantee the liabilities of the Member (or any predecessor entity), any Affiliates of the Member, or any other Person, other than in connection with the DFTLP Notes, the Indenture and the DFTLP Guarantee, (ii) acquire the obligations or securities of the Member (or any predecessor entity), or any Affiliate of the Member, or any other Person, (iii) make loans or advances to or buy or hold evidences of indebtedness issued by the Member (or any predecessor entity), or any Affiliate of the Member, or any other Person, (iv) hold out its credit as being available to satisfy the obligations of any other Person, other than in connection with the DFTLP Notes, the Indenture and the DFTLP Guarantee, other than in connection with the DFTLP Notes, the Indenture and the DFTLP Guarantee, or (v) pledge or otherwise grant consensual liens on its assets for the benefit of any other Person other than the Senior Lender;”

(iii) Subsection (p) is hereby deleted in its entirety, and substituted in lieu thereof is the following:

“(p) not, other than in connection with the DFTLP Notes, the Indenture and the DFTLP Guarantee, enter into any contract, or agreement or be a party to any transaction with any Affiliate of the LLC, the Member (or any predecessor entity) or any Affiliate of the Member or any constituent party of the Member except in the ordinary course of business of the LLC on terms and conditions which are intrinsically fair and substantially similar to those that would be obtained in a comparable arm’s-length transaction with an unrelated third party, and allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including payment for office space and services performed by any employee of any Affiliate;”

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(iv) Subsection (s) is hereby deleted in its entirety, and substituted in lieu thereof is the following:

“(s) not incur any additional indebtedness, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation, other than those obligations evidenced by the DFTLP Guarantee), other than customary unsecured trade payables and operational debt incurred in the ordinary course of the LLC’s business; provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the outstanding principal amount of the Senior Loan and are paid within sixty (60) days of the date incurred;”

4. Ratification. The Member and the Independent Managers hereby ratify, affirm and agree to be bound by all of the terms and provisions of the LLC Agreement, as amended by this Amendment.

5. Miscellaneous.

(a) This Amendment and the rights and liabilities of the parties hereunder shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

(c) No provision of this Amendment is intended to be for the benefit of or enforceable by any third party.

[SIGNATURE APPEARS ON FOLLOWING PAGES]

424899 v5/RE

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Amended and Restated Limited Liability Company Agreement effective as of the day and year set forth above.

SOLE MEMBER/MANAGING MEMBER:

GRIZZLY EQUITY LLC, a Delaware limited liability company

By:	DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

	By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its General Partner

		By:	/s/ Richard A. Montfort, Jr.,
Richard A. Montfort, Jr.,
General Counsel

[SIGNATURE CONTINUE ON FOLLOWING PAGE]

INDEPENDENT MANAGER ONE/SPECIAL MEMBER:

/s/ William C. Diamond
William C. Diamond

INDEPENDENT MANAGER/SPECIAL MEMBER:

/s/ Jerry Daniel
Jerry Daniel

APPROVAL OF AGENT

By executing below, the undersigned Agent hereby provides its written approval, on behalf of the Senior Lender, to the foregoing First Amendment to Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC.

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ John Scott
Name:	John Scott
Title:	Vice President